Exhibit 10.1

EMERSON ELECTRIC CO.
RESTRICTED STOCK PLAN FOR NON-MANAGEMENT DIRECTORS

As amended and restated, effective November 3, 2009.

I.            Purpose.  The purpose of this Plan is to attract and retain the best qualified individuals to serve on the Board and to align their compensation as members of the Board with the interests of stockholders of the Company by compensating them with Shares subject to certain restrictions, as described herein.

II.           Definitions.  As used in the Plan, the following terms shall have the respective meanings:

A.           “Annual Meeting” means the annual meeting of stockholders of the Company.

B.           “Board” means the Board of Directors of the Company.

C.           “Change of Control” means:

(i)           The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii)          Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of (a) a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities in substantially the same proportions as their ownership of the Company’s voting securities immediately before such reorganization, merger or consolidation, (b) a liquidation or dissolution of the Company or (c) the sale of all or substantially all of the assets of the Company.

D.           “Committee” means the Corporate Governance and Nominating Committee of the Board or any other committee composed entirely of Non-Management Directors as designated by the Board.

E.           “Company” means Emerson Electric Co., a Missouri corporation.

F.           “Fair Market Value” as of any date means the average of the highest and lowest price per Share as reported on the New York Stock Exchange Composite Tape for such date (or, if the Shares are not traded on such date, the next day on which the Shares are traded).

G.           “Material Revision” shall have the meaning ascribed thereto by the corporate governance standards of the New York Stock Exchange.

H.           “Non-Management Director” means a member of the Board who is not an employee or officer of the Company or any subsidiary of the Company.

I.           “Plan” means this Emerson Electric Co. Restricted Stock Plan for Non-Management Directors, as amended from time to time.

J.           “Restricted Share Portion” shall mean that portion of the total annual retainer paid to directors, as approved by the Committee or as recommended by the Committee and approved by the Board. The Restricted Share Portion may range from 0% to 100% of the total annual retainer, in the sole discretion of the Board or the Committee.

K.           “Restricted Share” shall mean a Share which is awarded to a Non-Management Director subject to forfeiture, as more fully defined in Section V.B. below.

L.           “Restricted Stock Unit” shall mean a bookkeeping entry maintained by the Company that represents the right (subject to forfeiture) of a Non-Management Director to receive one Share as more fully described in Section V.C. below.

M.           “Shares” means shares of common stock of the Company, $0.50 par value per share.

III.         Eligibility.  Only Non-Management Directors shall participate in the Plan.

IV.         Administration.  The Plan shall be administered by the Committee.  The Committee may designate persons other than members of the Committee to carry out its responsibilities, subject to applicable law.  A majority of the Committee shall constitute a quorum at any meeting of the Committee and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice of a meeting of the Committee by a written consent signed by all members of the Committee.  Subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan.  All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former Directors of the Company and their beneficiaries, heirs, successors and assigns.  The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations.  No member of the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Non-Management Director and the Company.

V.           Restricted Share Portion.

A.           Each Non-Management Director who is elected or re-elected by the stockholders of the Company at, or who continues in office after, each Annual Meeting, shall, on the Annual Meeting date, be awarded Restricted Shares and/or Restricted Stock Units, with the aggregate Fair Market Value of the underlying Shares equal to the Restricted Share Portion as of such date.  Notwithstanding the foregoing, when a Non-Management Director joins the Board prior to an Annual Meeting, such Non-Management Director may be awarded Restricted Shares and/or Restricted Stock Units with respect to which the aggregate Fair Market Value of the underlying Shares shall not exceed the amount provided for in the preceding sentence, on a pro rata basis in the discretion of the Committee.

B.           The Restricted Shares shall be restricted and subject to forfeiture as more fully described in the following provisions:

(i)           The Restricted Shares shall be held for the benefit of the Non-Management Director in book-entry form by the Company’s stock transfer agent until the restrictions lapse, or the Restricted Shares are forfeited, in accordance with this Section V.B. However, the Non-Management Director (or any trustee referred to in Section IX.B. hereof) shall be entitled to receive all dividends paid on the Restricted Shares and shall possess all voting rights with respect to such Restricted Shares as are possessed by other holders of common stock of the Company in their respective Shares.  The Non-Management Director may reinvest the dividends received upon the Restricted Shares upon the same terms available in any dividend reinvestment plan providing for broad-based participation among the Company’s shareholders.  Any Shares so purchased will not be subject to restrictions hereunder.

(ii)          No Restricted Shares may be sold, transferred, assigned or otherwise alienated or hypothecated until the restrictions lapse, or the Restricted Shares are forfeited, in accordance with this Section V.B.

(iii)         The restrictions in this Section V.B. will lapse, and the Restricted Shares will vest, on the earliest of: (a) the last day of his or her term as a Non-Management Director during which he or she attains age 72, (b) the date the Non-Management Director dies or becomes disabled or (c) the date of a Change of Control of the Company; but only if the awardee is a Non-Management Director on the date the applicable vesting event occurs. However, in the case of any Restricted Shares granted to a Non-Management Director for a term subsequent to the term in which he or she attains age 72, the restrictions in this Section V.B will lapse, and such Restricted Shares will vest, on the last day of such term.

(iv)           Upon the termination of a Non-Management Director’s tenure on the Board, any Restricted Shares which are not vested as of the date of such termination shall not vest and shall automatically be forfeited by the Non-Management Director and cancelled by the Company for no value.  However, the Committee in its sole discretion may, when it finds that such action would be in the best interests of the Company, waive in whole or in part any remaining vesting restrictions with respect to such Restricted Shares, subject to such terms and conditions as the Committee shall deem appropriate.

(v)         Upon vesting, the Restricted Shares will be distributed to the Non-Management Director, without tax withholding unless required by law.

C.           The Restricted Stock Units shall be restricted and subject to forfeiture as more fully described in the following provisions:

(i)           Restricted Stock Units constitute bookkeeping entries maintained by the Company that represent the right to receive one Share to be issued and delivered in accordance with the terms and conditions set forth herein and any additional terms and conditions that may be set forth in a written instrument evidencing the Restricted Stock Units.  A Non-Management Director holding Restricted Stock Units will have no rights as a stockholder of the Company with respect to such Restricted Stock Units prior to the issuance of the Shares in settlement of the Restricted Stock Units.  However, the Non-Management Director shall be entitled to receive an amount equal to any cash, stock or other property paid by the Company as dividends with respect to an equivalent number of Shares.  An award of Restricted Stock Units shall specify whether the amount representing the dividend equivalent, if any, shall be paid to the Non-Management Director in cash on the same date the Company pays the dividend to its stockholders or on the same date his or her Restricted Stock Units are settled.  In the event the award agreement provides for deferred payment of the dividend equivalent, the amount of accumulated dividend equivalents shall be credited with interest as determined by the Committee but in any event no greater than 120% of the applicable federal long-term rate, compounded quarterly (as prescribed under section 1274(d) of the Internal Revenue Code, (26 U.S.C. 1274(d))).  Such interest shall accrue from the date that the dividend equivalent would otherwise be payable had payment of such amount not been deferred.  The Non-Management Director shall not possess any voting rights with respect to Restricted Stock Units.

(ii)          No Restricted Stock Units may be sold, transferred, assigned or otherwise alienated or hypothecated until the restrictions lapse or the Restricted Stock Units are forfeited, in accordance with this Section V.C.

(iii)         The restrictions in this Section V.C. will lapse, and the Restricted Stock Units will vest, on the earliest of:  (a) the last day of his or her term as a Non-Management Director during which he or she attains age 72, (b) the date the Non-Management Director dies or becomes disabled, or (c) the date of a Change of Control of the Company; but only if the awardee is a Non-Management Director on the date the applicable vesting event occurs.  However, in the case of any Restricted Stock Units granted to a Non-Management Director for a term subsequent to the term in which he or she attains age 72, the restrictions in this Section V.C will lapse, and such Restricted Stock Units will vest, on the last day of such term.

(iv)        Upon the termination of the Non-Management Director’s tenure on the Board, any Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be forfeited by the Non-Management Director and cancelled by the Company for no value and without issuance of any Shares.  However, the Committee in its sole discretion may, when it finds that such action would be in the best interests of the Company, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Units, subject to such terms and conditions as the Committee shall deem appropriate.  An award of Restricted Stock Units shall specify whether or not any dividend equivalents which have been deferred in accordance with Section V.C.(i) shall be forfeited if the Restricted Stock Units which generated such deferred dividends are forfeited.

(v)         Vested Restricted Stock Units (if not previously forfeited) will automatically be settled on the date the Non-Management Director terminates his or her service with the Board, without tax withholding unless required by law; provided, however, the Company will not be obligated to settle an award of Restricted Stock Units unless the issuance and delivery of such Shares will comply with all relevant provisions of law and other legal requirements, including any applicable federal or state securities laws and the requirements of any stock exchange or quotation system upon which Shares may then be listed or quoted.

VI.         Maximum Number of Shares.  The maximum number of Shares which may be awarded pursuant to this Plan is 500,000 (adjusted to reflect 2-for-1 stock split in 2006).  This number shall be appropriately adjusted by the Committee in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of Shares.  The determination of the Committee regarding any such adjustment shall be conclusive. Any Shares forfeited as provided in Section V.B.(iv) or V.C.(iv) shall be re-added to the Shares available for award.

VII.        Amendment and Termination.  The Plan may be amended or terminated by the Board at any time, provided, however, that no Material Revision may be made without the approval of the stockholders of the Company.

VIII.       Effectiveness of the Plan.  The Plan must be approved by both the stockholders of the Company and the Board.  It will become effective, and grants may be made under this Plan, on the later of (i) the date of the meeting at which stockholder approval is obtained, and (ii) the date of the meeting at which Board approval is obtained.

IX.         Miscellaneous.

A.           Nothing contained herein shall entitle a Non-Management Director to continue in office or limit the authority of the Committee to recommend that any Non-Management Director should no longer serve as a member of the Board.

B.           Notwithstanding Section V.B.(ii), Restricted Shares may, with the consent of the Company, be registered in the name of a personal, revocable trust established by such Non-Management Director; provided, however, that all of the terms of the Plan including, without limitation, the provisions of Section V.B., shall be binding upon the trustee of any such trust.

C.           The Shares awarded under the Plan shall be issued out of treasury Shares or authorized but unissued Shares.

D.           The Plan shall be construed and administered in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law which might otherwise apply.

Approved by the Board of Directors on the 3rd day of November, 2009.

FORM OF RESTRICTED STOCK UNIT AWARD LETTER

February 2, 2010

[Director Name]
[Director Address]
[Director Address]
[Director Address]

Dear [Director Name],

I am pleased to advise you that your restricted stock unit award under Emerson’s Restricted Stock Plan for Non-Management Directors will be valued at $[115,000]. Accordingly, your 2010 restricted stock unit grant is [______] units, based upon a fair market value of Emerson Electric Co. common stock on February 2, 2010 of $[_____] per share. A summary of the Plan and a copy of the complete Plan are attached hereto as Exhibit A for your reference.

Your award of restricted stock units under the Plan will need to be reported to the Securities and Exchange Commission on a Form 4 within two business days after the award.  The procedures for reporting your award are described in Exhibit B hereto.

You will receive dividend equivalents on your restricted stock units.  [FOR CURRENT DIVIDEND EQUIVALENTS ONLY][The dividend equivalents will be paid to you on the dividend payment date.]  [FOR DEFERRED DIVIDEND EQUIVALENTS ONLY][The payment of the dividend equivalents will be deferred and paid to you, with interest, upon the end of your tenure on the Board.]

 [FOR CURRENT DIVIDEND EQUIVALENTS ONLY][We have been advised that the award of restricted stock units under the plan should not be taxable to you in Germany until vesting.  However, dividend equivalents you receive on the restricted stock units are taxable when received.  You should confirm this tax treatment with your tax advisor.]

[FOR DEFERRED DIVIDEND EQUIVALENTS ONLY][We have been advised that the award of restricted stock units and any dividend equivalents credited to your deferred dividend equivalent account under the plan should not be taxable to you in the United Kingdom until payment.  You should confirm this tax treatment with your tax advisor.]

If you have any questions, don’t hesitate to call me at 314-553-2157.

Personal regards,

Cynthia G. Heath

Exhibit A

The principal provisions of the Restricted Stock Plan for Non-Management Directors are as follows:

•	Only non-management Directors are eligible to participate.
•	The Corporate Governance and Nominating Committee will determine the portion of the annual retainer to be paid each year in restricted stock or restricted stock units.
•
The number of restricted shares or units will be based upon fair market value of Emerson stock, which is the average of the high and low trading prices for Emerson stock reported by the NYSE, on the date of award.

•
The restricted shares or units may not be transferred.  Restricted shares will be held by our transfer agent, BNY Mellon Shareowner Services, until the restrictions lapse or are waived.  Restricted stock units will be maintained as bookkeeping entries by Emerson until settled.

•
The restrictions will lapse, and the shares or units will vest, upon the earlier of: (1) the last day of your term during which you attain age 72, (2) your death or disability, or (3) a change in control of Emerson, except for shares or units granted for a term after the term in which you attain age 72 for which the restrictions will lapse at the end of that later term.  Vested restricted stock units will be paid out on the last day of your service on the Board by the issuance of an equivalent number of shares of Emerson common stock.

•
If your tenure on the Board ends for any reason other than the foregoing, the Corporate Governance and Nominating Committee may determine that it is in the best interests of Emerson to waive the restrictions.  If the restrictions are not waived, any unvested shares or units will be forfeited.

•
During the restricted period, you will be entitled to receive all dividends and exercise all voting rights with respect to restricted shares.  Cash dividend equivalents will be paid on restricted stock units, either on the dividend payment date or deferred, with interest, until the end of your tenure on the Board.  Restricted stock units do not carry any voting rights.

[EMERSON ELECTRIC CO. RESTRICTED STOCK PLAN FOR NON-MANAGEMENT DIRECTORS]

Exhibit B

INSTRUCTIONS FOR 2010 RESTRICTED STOCK UNIT GRANT – SEC

A.	SEC Reporting

Under SEC rules the grant to you of [_____] Emerson restricted stock units February 2, 2010 was an exempt transaction under Section 16(b) but is reportable under Section 16(a) on Form 4.  Your Form 4 is due by the close-of-business on February 4, 2010.  We will file a Form 4 on your behalf pursuant to the power of attorney granted by you to Tim Westman. You will receive a draft of your Form 4 by e-mail or fax by the end of the day on February 3, 2010. You will need to review the information on the draft Form 4 immediately, paying particular attention to the column indicating your total holdings of Emerson Electric Co. common stock, and notify Tim at (314) 553-3822 or by return e-mail by 10:00 a.m. CST on February 4, 2010 that you agree with the information on the Form 4 or indicating any changes you believe may be required.  Upon receipt of your consent to file the Form 4, we will file the Form 4 electronically as required by the Securities and Exchange Commission.

B.	SEC Trading Constraints

Under SEC rules this grant is an exempt transaction under SEC Rule 16(b) and will not be matchable against other transactions.